UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

RxSight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40690	94-3268801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Columbia
Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 521-7830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RXST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

During the quarter ended June 30, 2023, RxSight, Inc. (the “Company”) sold 834,748 common shares pursuant to its “at-the-market” facility (“ATM Facility”) to one large institutional shareholder for approximately $19.4 million in net proceeds, after deducting commissions. The Company used these net proceeds and approximately $1.7 million in cash reserves to reduce its outstanding debt by $20.0 million, pay June 2023 accrued interest of approximately $0.5 million (normally paid on July 3, 2023), and pay approximately $1.2 million in final payment fees. Concurrently, the Company entered into a new loan and security agreement with its current collateral agent, Oxford Finance, LLC (‘Oxford”) for an initial principal amount of $20.0 million in new loans. These actions reflect the ongoing implementation of the Company’s debt management strategy, which is designed to preserve and enhance financial flexibility to support the Company’s growth plans.

We believe the key benefits of the debt paydown and new loan and security agreement include:

•
Reducing the annual interest rate on the Company’s term loans by approximately 2.6 percentage points, from approximately 14.0 percent in the quarter ended June 30, 2023 to an expected 11.50 percent in the quarter ending September 30, 2023.
•
Reducing the Company’s anticipated interest expense for the remaining six months of 2023 by approximately $1.7 million, of which approximately $1.4 million is due to the $20.0 million debt paydown and $0.3 million is due to the lower interest rate.
•
Reducing anticipated 2024 interest expense by approximately $3.4 million.
•
Providing the Company the ability to borrow additional term loans of up to $40.0 million in aggregate principal, while extending the borrowing period from the second half of 2023 to the first half of 2025.
•
Providing an 18-month extension on the Company’s principal payments to August 2026 (and in certain circumstances to August 2027) from April 2025 (and in certain circumstances to April 2026) in the Retired LSA (defined below).

Additional information regarding the Retired LSA (defined below) and the New LSA (defined below) with Oxford are as follows:

On October 29, 2020, the Company, Oxford, as collateral agent, and certain lenders (“Lenders”) entered into that certain Loan and Security Agreement, as amended by that certain Consent and First Amendment to Loan and Security Agreement, dated as of July 6, 2021, and that certain Second Amendment to Loan and Security Agreement, dated as of May 3, 2022 (the “Retired LSA”), pursuant to which the Lenders provided to the Company certain loans in accordance with the terms and conditions of the Retired LSA (such loans collectively, the “Retired Term Loan”). On June 30, 2023, the Company prepaid the Retired Term Loan using a combination of cash, primarily comprised of cash raised under the ATM Facility during the quarter ended June 30, 2023, and the Term A Loans (defined below) of $20.0 million.

On June 30, 2023, the Company entered into a new Loan and Security Agreement (“New LSA”) with Oxford as collateral agent and the lenders party thereto, pursuant to which the Company borrowed $20.0 million in aggregate Term A Loans (the “Term A Loans”). Under the New LSA, the Company may borrow additional term loans of up to $40.0 million in aggregate principal, in four tranches and subject to the Company achieving certain revenue milestones and satisfying customary conditions precedent (each a “Term Loan” and together with the Term A Loans, the “Loans”). For each such additional tranche of Term Loans, an unused term loan commitment fee equal to 1.00% of the total earned amount of such additional tranche will be due and payable on the earliest to occur of (a) the expiration of the draw period for such additional tranche, (b) the acceleration of any Term Loan or (c) the voluntary or mandatory prepayment of all of the Term Loans (including in each case, as a result of an event of default as defined in the New LSA during the draw period for such additional tranche).

Each Loan bears interest at a floating per annum rate equal to (a) the greater of (i) the 1-Month Term SOFR on the last business day of the month that immediately precedes the month in which the interest will accrue or (ii) 5.15%, plus (b) 6.35%; provided, in no event will the interest rate for any Loan be less than 11.50% per annum. Upon any event of default as defined in the New LSA, the interest rate will increase to 5% above the applicable interest rate.

The Loans mature on June 1, 2028. Principal repayment will commence on August 1, 2026 in equal monthly installments of the outstanding Loan balance through the maturity date. If the Company is in compliance with its revenue covenant in the New LSA for each quarterly measuring date from June 30, 2023 through July 1, 2026 and if it has not elected to pledge its intellectual property as collateral security for the Loans before August 1, 2026, then principal repayment will begin on August 1, 2027.

The Loans and New LSA are secured by substantially all of the Company’s personal property other than the Company’s intellectual property. The Company also entered into a negative pledge arrangement with the collateral agent and lenders where the Company agreed not to encumber any of its intellectual property.

The Company may elect to prepay the outstanding Loans, in whole but not in part, at any time. After August 31, 2024, the Company may also elect to prepay part of the outstanding Loans. Upon a voluntary or mandatory prepayment of the Loans, the Company is required to pay the lenders’ expenses and all accrued but unpaid interest on the Loans through the prepayment date.

A final payment fee equal to 5.00% of the original principal amount of the Loans advanced will be due at the earlier of the maturity date, acceleration of the Loans, or a voluntary or mandatory prepayment of the Loans (including as a result of an event of default as defined in the New LSA).

The New LSA includes customary representations and covenants that, subject to exceptions and qualifications, restrict the Company’s ability to do the following things: engage in mergers, acquisitions, and asset sales; transact with affiliates; undergo a change in control; engage in businesses that are not related to the Company’s existing business; add or change business locations; incur additional indebtedness; incur additional liens; make loans and investments; declare dividends or redeem or repurchase equity interests; and make certain amendments or payments in respect of any subordinated debt. In addition, the New LSA contains customary affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, maintenance of the Company’s bank accounts, protection of the Company’s intellectual property, reporting requirements, compliance with applicable laws and regulations, and formation or acquisition of new subsidiaries. The New LSA also contains a performance to plan revenue covenant, unless the Company elects to grant a first priority security interest in its intellectual property to secure the Loans and Company’s obligations under the New LSA.

Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding principal, interest and other amounts under the New LSA immediately due and payable and may exercise the other rights and remedies provided for under the New LSA and related loan documents. The events of default under the New LSA include, subject to grace periods in certain instances, payment defaults, breaches of covenants or representations and warranties, a material adverse change as defined in the New LSA and with respect to certain governmental approvals, material judgments and attachments, bankruptcy and insolvency events with respect to the Company and its subsidiaries, defaults under other material indebtedness or subordinated debt, and delisting of the Company’s shares from the Nasdaq Global Market or a similar stock exchange.

A copy of New LSA is attached hereto as Exhibit 10.1. The foregoing description of the New LSA does not purport to be complete and is qualified in its entirety by reference to the New LSA.

Item 1.02 Termination of a Material Definitive Agreement.

The information required by this Item 1.02 is incorporated by reference from Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is incorporated by reference from Item 1.01 above.

Item 3.03 Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is incorporated by reference from Item 1.01 above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the estimated interest expense savings, among others. Statements that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of the Company’s management as well as assumptions made by and information currently available to the Company. Such information may be limited or incomplete, and the Company’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company. More details about these and other risks that may impact the Company’s business are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on May 9, 2023 and in subsequent filings made by the Company with the SEC, which are available on the

SEC’s website at www.sec.gov. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. The Company does not undertake any duty to update any forward-looking statement or other information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit number	Description
10.1†	Loan and Security Agreement, by and among the Company, Oxford, as collateral agent thereunder, and the Lenders, dated as of June 30, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
†	Confidential treatment will be requested with respect to certain portions of this exhibit. Omitted portions will be filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RxSight, Inc.

Date:	July 5, 2023	By:	/s/ Shelley Thunen
Name: Shelley Thunen Title: Chief Financial Officer